  As Filed with the Securities and Exchange Commission on September 29, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             SIEBEL SYSTEMS, INC.
            (Exact Name of Registrant As Specified in Its Charter)

            DELAWARE                                      94-3187233
  (State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation or Organization)                     Identification No.)

                            1855 South Grant Street
                          San Mateo, California 94402
                                 (650) 295-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Thomas M. Siebel
                     Chairman and Chief Executive Officer
                             Siebel Systems, Inc.
                            1855 South Grant Street
                          San Mateo, California 94402
                                (650) 295-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies To:
                             Keith A. Flaum, Esq.
                              Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                          Palo Alto, California 94306
                                (650) 843-5000

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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                                                                     Proposed Maximum     Proposed Maximum
                                                                         Offering             Aggregate          Amount of
Title of Shares to be Registered      Amount to be Registered (1)    Price per Share (2)  Offering Price (2)  Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per               9,565,837                $100.69             $963,184,128       $254,281
 share
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

(1) This registration statement shall cover any additional shares of common stock of Siebel Systems, Inc. ("Siebel") which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of Siebel's outstanding common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 based on the average of the high and low sales prices of Siebel common stock as reported on the Nasdaq National Market on September 22, 2000.

================================================================================
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                Subject to Completion, Dated September 29, 2000

                             SIEBEL SYSTEMS, INC.

                               9,565,837 Shares

                                 Common Stock

The Shares:        This prospectus relates to up to 9,565,837 shares of our
                   common stock, par value $0.001 per share, to be issued upon the exchange of the exchangeable shares of our subsidiary
                   2000016 Ontario Inc., a corporation incorporated under the Business Corporations Act (Ontario), which exchangeable shares are to be issued in connection with the acquisition by us of Janna Systems Inc. ("Janna").

Trading Market:    Our common stock is listed on the Nasdaq National Market
                   under the symbol "SEBL." On September 28, 2000, the closing sale price of our common stock, as reported on the Nasdaq
                   National Market, was $116.48.

Risks: Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     In connection with this offering, no person is authorized to give any information or to make any representations not contained in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.

                The date of this prospectus is __________, 2000



                                       1.

                                  RISK FACTORS

     In addition to the other information contained in this prospectus, investors should carefully consider the following risk factors in evaluating an investment in our common stock. This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance and any statement of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," or "continue" or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct and actual results could differ materially from these projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including but not limited to the risk factors set forth below and for the reasons described elsewhere in this prospectus. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof and we assume no obligation to update any such forward-looking statement or reason why actual results might differ.

                         Risks Related to Our Business

Our net revenue and operating results may fluctuate.

     We may experience a shortfall in revenue or earnings or otherwise fail to meet public market expectations, which could materially adversely affect our business and the market price of our common stock. Our net revenue and operating results may fluctuate significantly because of a number of factors, many of which are outside of our control. These factors include:

     .  Level of product and price competition;

     .  Length of our sales cycle and customer licensing patterns;

     .  The size and timing of individual license transactions;

     .  Delay or deferral of customer implementations of our products;

     . Success in expanding our customer support organization, direct sales force and indirect distribution channels;

     .  Timing of new product introductions and product enhancements;

     .  Appropriate mix of products licensed and services sold;

     .  Levels of international transactions;

     .  Activities of and acquisitions by competitors;

     .  Timing of new hires and the allocation of our resources;

     .  Changes in the economy and foreign currency exchange rates; and

     .  Our ability to develop and market new products and control costs.

     One or more of the foregoing factors may cause our operating expenses to be disproportionately high during

                                       2.

any given period or may cause our net revenue and operating results to fluctuate significantly. Based upon the preceding factors, we may experience a shortfall in revenue or earnings or otherwise fail to meet public market expectations, which could materially adversely affect our business, financial condition and the market price of our common stock.

Our quarterly operating results may fluctuate.

     Our net revenue and operating results may vary drastically from quarter to quarter. The main factors that may affect these fluctuations are:

     .  The discretionary nature of our customer's purchase and budget cycles;

     .  The size and complexity of our license transactions;

     .  The potential delays in recognizing revenue from license transactions;

     .  The timing of new product releases;

     .  Seasonal variations in operating results; and

     .  Variations in the fiscal or quarterly cycles of our customers.

     Each customer's decision to implement our products and services is discretionary, involves a significant commitment of resources and is subject to their budget cycles. In addition, the timing of license revenue is difficult to predict because of the length of our sales cycle, which has ranged to date from one to twenty four months. We base our operating expenses on anticipated revenue trends. Because a high percentage of these expenses are relatively fixed, a delay in recognizing revenue from license transactions could cause significant variations in operating results from quarter to quarter and could result in operating losses. If these expenses precede, or are not subsequently followed by, increased revenues, our operating results could be materially and adversely affected. Although we have not experienced significant seasonal variations in operating results, such variations could develop in the future.

     As a result of these and other factors, revenues for any quarter are subject to significant variation and we believe that period-to-period comparisons of our results of operations are not necessarily useful. You should not rely on these comparisons as indications of future performance. It is likely that our future quarterly operating results from time to time will not meet the expectations of market analysts or investors, which would likely have an adverse effect on the price of our common stock.

We need to successfully integrate acquisitions and manage growth.

     Our business strategy includes pursuing opportunities to grow our business, both internally and through selective acquisitions, investments, joint ventures and strategic alliances. Our ability to implement this strategy depends, in part, on our success in making such acquisitions, investments, joint ventures and strategic alliances on satisfactory terms and successfully integrating them into our operations. Implementation of our growth strategy may impose significant strains on our management, operating systems and financial resources. Failure to manage this growth, or unexpected difficulties encountered during expansion, could have an adverse effect on our business, operating results and financial condition.

We rely on strategic relationships with systems integrators, distributors, resellers, and technology vendors.

     Failure to maintain existing strategic relationships with systems integrators, distributors, resellers, and technology vendors, or to establish new relationships in the future, could have a material adverse effect on our business. We have established strategic relationships with a number of organizations that we believe are important to our sales, marketing and support activities, and the implementation of our products. We believe that our relationships with these organizations provide marketing and sales opportunities for our direct sales force and expand the distribution of our products. These relationships allow us to keep pace with the technological and marketing developments of major software vendors and provide us with technical assistance for our product

                                       3.

development efforts.

     In particular, we have established a non-exclusive strategic relationships with Andersen Consulting, IBM Global Services, PricewaterhouseCoopers and Deloitte Consulting. A significant portion of our revenues has historically been derived from customers for whom Andersen Consulting, or another systems integrator with which we have a significant relationship, have been engaged to provide system integration services. Any deterioration of our relationship with these significant third-party systems integrators could have a material adverse effect on our business, financial condition and results of operations. We also have relationships with technology vendors such as IBM Corporation, Compaq Computer Corporation, Microsoft Corporation and Sun Microsystems, Inc., among others. Failure to maintain existing relationships, or to establish new relationships in the future, could have a material adverse effect on our business, results of operations and financial condition.

     Our current and potential customers may also rely on third-party systems integrators to develop, deploy or manage Siebel eBusiness Applications. If we do not adequately train a sufficient number of system integrators, or if these integrators do not have, or do not devote, the resources necessary to implement our products, our business, operating results and financial condition could be materially and adversely affected.

The Internet presents unique risks.

     We may not be able to compete effectively in the Internet-related products and services market. Siebel eBusiness Applications communicate through public and private networks over the Internet. The success of our products may depend, in part, on our ability to continue developing products that are compatible with the Internet. We cannot predict with any assurance whether the demand for Internet-related products and services will increase or decrease in the future. The increased commercial use of the Internet could require substantial modification and customization of our products and the introduction of new products.

     Critical issues concerning the commercial use of the Internet, including security, privacy, demand, reliability, cost, ease of use, accessibility, quality of service and potential tax or other government regulation, remain unresolved and may affect the use of the Internet as a medium to support the functionality of our products and distribution of our software. If these critical issues are not favorably resolved, our business, operating results and financial condition could be materially and adversely affected.

We operate in a competitive and rapidly changing market.

     If the Web-based applications market fails to grow or grows more slowly than we currently anticipate, our business, operating results and financial condition could be materially and adversely affected. The market for Web-based application software is relatively new, highly competitive and rapidly changing. We market our products only to customers who have migrated or are in the process of migrating their enterprise computing systems to Web-based computing environments. Our future financial performance will partly depend on the continued growth of organizations successfully adopting Web-based computing environments.

Our customers may not successfully implement our products.

     If existing customers have difficulty deploying Siebel eBusiness Applications or for any other reason are not satisfied with Siebel eBusiness Applications, our business, operating results and financial condition could be materially and adversely affected. Many of our customers purchase and implement our products in phases. Our customers frequently deploy our products to large numbers of sales, marketing and customer service personnel. These end-users may not accept our products. Our products are also being deployed on a variety of computer hardware platforms and used with a number of third-party software applications and programming tools. This use may present significant technical challenges, particularly as large numbers of personnel attempt to use our product concurrently.

A limited number of products provide a substantial part of our license revenues.

     A substantial majority of our license revenues are attributable to sales of Siebel Sales, Siebel Service, Siebel Call Center and related products. We expect that such products and related consulting, maintenance and training services will continue to account for a majority of our future revenues. As a result, factors adversely

                                       4.

affecting the pricing of or demand for such products, such as competition or technological change, could have a material adverse effect on our business, operating results and financial condition.

The length of time required to engage a client and to implement our products may be lengthy and unpredictable.

     The timing of the sales and implementation of our products and services is lengthy and not predictable with any degree of accuracy. You should not rely on prior sales and implementation cycles as any indication of future cycles.

     The license of our software products is often an enterprise-wide decision by prospective customers and generally requires us to provide a significant level of education to prospective customers regarding the use and benefits of our products. In addition, the implementation of our products involves a significant commitment of resources by prospective customers and is commonly associated with substantial reengineering efforts that may be performed by the customer or third-party systems integrators. The cost to the customer of our product is typically only a portion of the related hardware, software, development, training and integration costs of implementing a large-scale eBusiness software system. For these and other reasons, the period between initial contact and the implementation of our products is often lengthy and is subject to a number of factors that may cause significant delays, over many of which we have little or no control. These factors include (i) the size and complexity of the overall project and (ii) delays in our customers' implementation of Web-based computing environments. A delay in the sale or implementation of even a limited number of license transactions could have a material adverse effect on our business and operations and cause our operating results to vary significantly from quarter to quarter.

Our success will require us to continue to expand our direct sales force and technical support staff.

     Failure to expand our direct sales force or technical and customer support staff or to expand our distribution channels could materially and adversely affect our business, operating results and financial condition. We have expanded the distribution of our products in recent years. This expansion has placed new and increased demands on our direct sales force and technical and sales support staff. Our ability to achieve revenue growth in the future will depend, in part, on our success in recruiting and training sufficient direct sales, technical and customer support personnel. Although we invest significant resources to expand our direct sales force and our technical and customer support staff, there is only a limited number of qualified personnel in these areas. Therefore, we may not be able to expand our direct sales force and technical support staff as necessary to support our growing operations. In addition, such expansion may not result in increased revenues.

Our expanding distribution channels may create additional risks.

     Failure to minimize channel conflicts could materially and adversely affect our business, operating results and financial condition. We have recently entered into a number of relationships with resellers in order to obtain broad market coverage. We have generally avoided exclusive relationships with resellers of our products. Discount policies and reseller licensing programs are intended to support each distribution channel with a minimum level of channel conflicts.

Our revenue is concentrated in a relatively small number of customers.

     Our success depends on maintaining relationships with our existing customers. A relatively small number of customers have accounted for a significant percentage of our revenues. For the six months ended June 30, 2000 and year ended December 31, 1999, license revenues from our ten largest customers accounted for 33% and 16% respectively, of total license revenues. We expect that licenses of our products to a limited number of customers will continue to account for a significant percentage of revenue for the foreseeable future. The loss of a small number of customers or any reduction or delay in orders by any such customer, or failure to successfully market our products to new customers, could have a material adverse effect on our business, financial condition and results of operations.

                                       5.

Our continued success will require us to keep pace with technological developments, evolving industry standards and changing customer needs.

     The software market in which we compete is characterized by (i) rapid technological change, (ii) frequent introductions of new products, (iii) changing customer needs and (iv) evolving industry standards. To keep pace with technological developments, evolving industry standards and changing customer needs, we must support existing products and develop new products. We may not be successful in developing, marketing and releasing new products or new versions of the Siebel eBusiness Applications that respond to technological developments, evolving industry standards or changing customer requirements. We may also experience difficulties that could delay or prevent the successful development, introduction and sale of these enhancements. In addition, these enhancements may not adequately meet the requirements of the marketplace and may not achieve any significant degree of market acceptance. If release dates of any future products or enhancements to the Siebel eBusiness Applications are delayed, or if these products or enhancements fail to achieve market acceptance when released, our business, operating results and financial condition could be materially and adversely affected. In addition, new products or enhancements by our competitors may cause customers to defer or forego purchases of our products, which could have a material adverse effect on our business, financial condition and results of operations.

To be successful, we must effectively compete in the eBusiness systems market.

     Our products target the eBusiness systems market. This market is highly competitive, rapidly changing and significantly affected by new product introductions. We face competition primarily from our customers' internal information technology departments and systems integrators, as well as from other application software providers that offer a variety of products and services to address this market. Many of our customers and potential customers have attempted to develop eBusiness systems in-house, either alone or with the help of systems integrators. We may not be able to compete successfully against such internal development efforts.

     We rely on a number of systems consulting and systems integration firms for a substantial portion of implementation and other customer support services, as well as for recommendations of our products during the evaluation stage of the purchase process. Although we seek to maintain close relationships with these service providers, many of them have similar and often more established, relationships with our competitors. If we are unable to develop and retain effective, long-term relationships with these third parties, our competitive position could be materially and adversely affected. Further, many of these third parties have significantly greater resources than we do and may market software products that compete with us.

     A large number of personal, departmental and other products exist in the Siebel eBusiness applications market. Companies (products) such as: Allegis Corporation (Allegis Sales Partner 4.0), Annuncio Software, Inc. (Annuncio Live, Annucio Bright), Ariba, Inc. (Ariba B2B Commerce Platform), Blue Martini Software, Inc. (Blue Martini Customer Interaction System), Brightware, Inc. (Brightware 2000), BroadVision, Inc. (One-to-One), Broadbase Software, Inc. (E-Sales, E-Marketing, E-Service, E-Commerce, E-Personalize), Calico Commerce, Inc. (Calico Configurator, Calico Advisor, Calico Quote, Calico Market Maker, Calico Loyalty Builder), Callidus Software, Inc. (TrueComp), Chordiant Software, Inc. (Chordiant v. 2.0), Dendrite International (Dendrite WebForce, ScripMax), Epicor Software Corporation (Epicor eFrontOffice, Epicor eCommerce Suite, Epicor eIntelligence), E.piphany, Inc. (E.5 System), FirePond, Inc. (FirePond Application Suite 2.0), Firstwave Technologies, Inc. (Firstwave eRM), GoldMine Software Corporation (GoldMine Frontoffice 2000), I2 Technologies, Inc. (RYTHM), Kana Communications, Inc. (Kana Connect, Kana Response, Kana Assist, Kana Advisor, Kana I-Mail, Kana Chat, Kana Voice, Kana Phone, Kana Service, Kana Commerce, Kana eBusiness Platform, Kana Conduits), MarketFirst Software, Inc. (MarketFirst 2.4), MarketSoft (eLeads), Niku Corporation (iNiku, eNiku4, xNiku), Nortel Networks (Clarify eFrontOffice 9.0), ONYX Software Corporation (Onyx Front Office 2000), Oracle Corporation (eBusiness Suite 11i), Pegasystems, Inc. (Pegasystems), PeopleSoft, Inc. (Vantive 8.5), Pivotal Software, Inc. (eRelationship 2000, eSelling 2000), Prime Response, Inc. (Prime@Vantage.com), Quintus Corp. (Quintus eContact Suite), SalesLogix, a division of Interact Commerce Corporation (CommerceLogix, SupportLogix, ACT!), SAP AG (mySAP.com(TM) Customer Relationship Management), Saratoga Systems, Inc. (Avenue(R)), ServiceSoft, Inc. (ServiceSoft 2001), Trilogy Software, Inc. (MultiChannel Commerce 2.0), update.com software (Marketing Manager(R)) are among the many firms in this market segment.

     Some of these competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition and a larger installed base of customers than

                                       6.

we do. In addition, many competitors have well-established relationships with our current and potential customers. As a result, these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than we can.

     There are many factors that may increase competition in the eBusiness systems market, including (i) entry of new competitors, (ii) alliances among existing competitors, (iii) consolidation in the software industry and (iv) technological changes or changes in the use of the Internet. Increased competition may result in price reductions, reduced gross margins or loss of market share, any of which could materially and adversely affect our business, operating results and financial condition. If we cannot compete successfully against current and future competitors or overcome competitive pressures, our business, operating results and financial condition may be adversely affected.

If we do not maintain our relationships with third-party vendors, interruptions in the supply of our products may result.

     We may not be able to replace the functionality provided by the third-party software currently offered with our products if that software becomes obsolete or incompatible with future versions of our products or is not adequately maintained or updated. Portions of our products incorporate software that was developed and is maintained by third-party software developers. Although we believe there are other sources for these products, any significant interruption in the supply of these products could adversely impact our sales unless and until we can secure another source. We depend in part on these third parties' abilities to enhance their current products, to develop new products on a timely and cost-effective basis and to respond to emerging industry standards and other technological changes. The absence of or any significant delay in the replacement of functionality provided by third-party software in our products could materially and adversely affect our sales.

Software errors or defects in our products could reduce revenues.

     Software products frequently contain errors or failures, especially when first introduced or when new versions are released. Although we conduct extensive product testing during product development, we have, in the past, been forced to delay the commercial release of products until the correction of software problems. We could lose revenues as a result of software errors or defects, including defects in third party products with which our products work. Our products are intended for use in sales applications that may be critical to a customer's business. As a result, we expect that our customers and potential customers will have a greater sensitivity to product defects than the market for software products generally. Testing errors may also be found in new products or releases after commencement of commercial shipments, resulting in loss of revenue or delay in market acceptance, damage to our reputation, or increased service and warranty costs, any of which could have a material adverse effect upon our business, operating results and financial condition.

If we do not successfully manage our growth, our business may be negatively impacted.

     If we fail to manage our growth effectively, our business, financial condition and results of operations could be materially and adversely affected. Our business has grown rapidly in recent years. This growth has placed a significant strain on our management systems and resources. To manage future growth, we must continue to (i) improve our financial and management controls, reporting systems and procedures on a timely basis and (ii) expand, train and manage our employee work force.

     Integration of personnel and operations relating to our previous or future acquisitions may disrupt our business and management. We have acquired several companies within the past year and we may not be able to successfully assimilate the additional personnel, operations, acquired technology and products into our business. In particular, we will need to assimilate and retain key professional services, engineering and marketing personnel. Key personnel from the acquired companies have in certain instances decided, and they may in the future decide, to pursue other opportunities. In addition, it may be necessary to integrate products of these companies with our technology, and it is uncertain whether we may accomplish this easily or at all. These integration difficulties could disrupt our ongoing business, distract management and employees or increase expenses. Acquisitions are inherently risky and we may also face unexpected costs, which may adversely affect operating results in any quarter.

                                       7.

     Due to these and other factors, we may not meet expectations of securities analysts or investors with respect to revenues or other operating results of the combined company, which could adversely affect our stock price.

If we acquire additional companies, products or technologies, we may face risks similar to those faced in our other acquisitions.

     We may continue to make other investments in complementary companies, products or technologies. We may not realize the anticipated benefits of any other acquisition or investment. If we acquire another company, we will likely face the same risks, uncertainties and disruptions as discussed above with respect to our other acquisitions. In addition, our profitability may suffer because of acquisition-related costs or amortization costs for acquired goodwill and other intangible assets.

The loss of key personnel could negatively affect our performance.

     Our performance depends on the continued service of our key technical, sales and senior management personnel, particularly Thomas M. Siebel, our Chairman and Chief Executive Officer. During the second quarter of 2000, our Senior Vice President, Engineering announced his intention to retire at the end of 2000. An internal replacement was appointed during the quarter. Our Senior Vice President, Finance and Administration and Chief Financial Officer had previously announced his intention to retire. During the third quarter of 2000, we hired his replacement. To integrate into our company, these individuals must spend a significant amount of time learning our business model and management system, in addition to performing their regular duties. Accordingly, until these individuals have become familiar with our business model and systems, their integration may result in some disruption to our ongoing operations. In addition, during the second quarter of 2000, our Senior Vice President, Worldwide Operations announced his intention to take a six-month sabbatical, which commenced during such quarter. A temporary internal replacement has been appointed. None of our key employees has entered into an employment agreement with us. The loss of the services of one or more of our executive officers could have a material adverse effect on our business, operating results and financial condition.

Substantial leverage and debt service obligations may adversely affect our cash flow.

     We have substantial amounts of outstanding indebtedness, primarily consisting of our 5-1/2% convertible subordinated notes due September 15, 2006. As a result of this indebtedness, our principal and interest payment obligations are substantial. We may be unable to generate cash sufficient to pay the principal of, interest on and other amounts due in respect of our indebtedness when due. We also expect to add additional equipment loans and lease lines to finance capital expenditures and may obtain additional long-term debt, working capital lines of credit and lease lines. There can be no assurance that any financing arrangements will be available.

     Our substantial leverage could have significant negative consequences, including:

     . increasing our vulnerability to general adverse economic and industry conditions;

     .  limiting our ability to obtain additional financing;

     . requiring the dedication of a substantial portion of our expected cash flow from operations to service our indebtedness, thereby reducing the amount of our expected cash flow available for other purposes, including capital expenditures;

     . limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

     . placing us at a competitive disadvantage compared to less leveraged competitors and competitors that have better access to capital resources.

The protection of our proprietary information is limited.

     We rely primarily on a combination of patent, copyright, trade secret and trademark laws, confidentiality

                                       8.

procedures and contractual provisions to protect our proprietary rights. We also believe that the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are essential to establishing and maintaining a technology leadership position. We seek to protect our software, documentation and other written materials under patent, trade secret and copyright laws, which afford only limited protection. Any patents issued to us may be invalidated, circumvented or challenged. Any of our pending or future patent applications, whether or not being currently challenged, may not be issued with the scope of the claims we seek, if at all. Furthermore, others may develop technologies that are similar or superior to our technology or design around our patents.

     Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate. We have entered into agreements with substantially all of our customers that require us to place Siebel eBusiness Applications source code into escrow. Such agreements generally provide that such parties will have a limited, non-exclusive right to use such code if (i) there is a bankruptcy proceeding by or against us, (ii) we cease to do business or (iii) we fail to meet our support obligations.

     Although we do not believe that we are infringing any proprietary rights of others, third parties may claim that we have infringed their intellectual property rights. Furthermore, former employers of our former, current or future employees may assert claims that such employees have improperly disclosed to us the confidential or proprietary information of such former employers. Any such claims, with or without merit, could (i) be time consuming to defend, (ii) result in costly litigation, (iii) divert management's attention and resources,
(iv) cause product shipment delays and (v) require us to pay money damages or enter into royalty or licensing agreements. A successful claim of product infringement against us and our failure or inability to license or create a workaround for such infringed or similar technology may materially and adversely affect our business, operating results and financial condition.

     We license certain software from third parties. These third-party software licenses may not continue to be available to us on acceptable terms. The loss of, or inability to maintain, any of these software licenses could result in shipment delays or reductions. This could materially and adversely affect our business, operating results and financial condition.

International operations involve unique risks.

     Our revenues are primarily derived from large multi-national companies. To service the needs of these companies, we must provide worldwide product support services. We have expanded and intend to continue expanding, our international operations and enter additional international markets. This will require significant management attention and financial resources that could adversely affect our operating margins and earnings. We may not be able to maintain or increase international market demand for Siebel eBusiness Applications. If we do not, our international sales will be limited and our business, operating results and financial condition could be materially and adversely affected.

     Our international operations are subject to a variety of risks, including
(i) foreign currency fluctuations, (ii) economic or political instability, (iii) shipping delays and (iv) various trade restrictions. Any of these risks could have a significant impact on our ability to deliver products on a competitive and timely basis. Significant increases in the level of customs duties, export quotas or other trade restrictions could also have an adverse effect on our business, financial condition and results of operations. In situations where direct sales are denominated in foreign currency, any fluctuation in foreign currency or the exchange rate may adversely affect our business, financial condition and results of operations. We manage our foreign currency exchange rate risk by entering into contracts to sell foreign currency at the time a foreign currency receivable is generated. When the foreign currency receivable is collected, the contract is liquidated, thereby converting the foreign currency to U.S. dollars and mitigating the exchange rate risk. In certain instances, we have not hedged foreign currency receivables when the forward contracts in the relevant currency were not readily available or were not cost effective.

Certain stockholders may be able to exercise control over matters requiring stockholder approval.

                                       9.

     Our current officers, directors and entities affiliated with us together beneficially owned a significant portion of the outstanding shares of common stock as of June 30, 2000. While these stockholders do not hold a majority of our outstanding common stock, they will be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and the approval of mergers, consolidations and sales of our assets. This may prevent or discourage tender offers for our common stock.

Our stock price may continue to be volatile.

     Our stock price has fluctuated substantially since our initial public offering in June 1996. The trading price of our common stock is subject to significant fluctuations in response to variations in quarterly operating results, the gain or loss of significant orders, changes in earning estimates by analysts, announcements of technological innovations or new products by us or our competitors, general conditions in the software and computer industries and other events or factors. In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price for many companies in industries similar or related to ours and that have been unrelated to the operating performance of these companies. These market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock.

Certain provisions in our charter documents may prevent certain corporate actions.

     Our Board of Directors is authorized to issue up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further approval by our stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to those of the common stock. The rights of the holders of common stock will be subject to and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of our outstanding voting stock. We have a classified Board of Directors. This and certain other provisions of our certificate of incorporation and certain provisions of our Bylaws and of Delaware law, could delay or make more difficult a merger, tender offer or proxy contest.

                                      10.

                      WHERE YOU CAN FIND MORE INFORMATION

     Our principal executive offices are located at 1855 South Grant Street, San Mateo, CA 94402. Our telephone number is (650) 295-5000.

     We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 to register the securities offered by this prospectus. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We strongly encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement. We also file annual, quarterly and special reports, proxy statements and other information with the SEC.

     You may inspect and copy such material at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at "http://www.sec.gov".

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, any filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date we first filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 29, 2000, including all material incorporated by reference therein;

2.  Our Definitive Proxy Statement on Schedule 14A, filed on April 28, 2000;

3. Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed on May 12, 2000, including all material incorporated by reference therein;

4. Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed on August 14, 2000, including all material incorporated by reference therein;

5. Our Report on Form 8-K filed on September 28, 2000, including all material incorporated by reference therein;

6. Our Report on Form 8-K filed on June 1, 2000, including all material incorporated by reference therein;

7. Our Report on Form 8-K filed on January 7, 2000, including all material incorporated by reference therein;

8. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999, including all material incorporated by reference therein; and

9. The description of the common stock contained in our Registration Statement on Form 8-A.

     You may request a copy of these filings, at no cost to you, by writing or telephoning us at: Siebel Systems, Inc. Attention: Investor Relations, 1855 South Grant Street San Mateo, California 94402; Telephone (650) 295-5000.

                                      11.

     Our common stock is quoted on the Nasdaq National Market ("Nasdaq") under the symbol "SEBL." The last reported sales price of the common stock on Nasdaq on September 28, 2000 was $116.48 per share.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.


                                    BUSINESS

     Siebel Systems, Inc. is the world's leading provider of eBusiness applications software. We provide an integrated family of eBusiness application software enabling multichannel sales, marketing and customer service systems to be deployed over the Web, call centers, field, reseller channels, retail and dealer networks. Siebel's sales and service facilities are located in more than 28 countries.

     Our principal executive offices are located at 1855 South Grant Street, San Mateo, CA 94402. Our telephone number is (650) 295-5000.

                                USE OF PROCEEDS

     Because our common stock will be issued upon exchange of the exchangeable shares, Siebel and its consolidated subsidiaries will receive no net cash proceeds upon such issuance.

                            THE EXCHANGEABLE SHARES

     The rights of holders of the exchangeable shares, including exchange rights, will be substantially as set forth in the Plan of Arrangement, which is expected to be filed with the Ontario Court of Justice pursuant to the Ontario Business Corporations Act, in October 2000.

                              PLAN OF DISTRIBUTION

     Our common stock covered hereby will be issued in exchange for exchangeable shares, and no broker, dealer or underwriter has been engaged in connection with the issuance of such common stock. If set forth in an applicable prospectus supplement, this prospectus may be used in connection with resales or redistributions of our common stock by a selling stockholder.

                                 LEGAL MATTERS

     The validity of the common stock offered hereby is being passed upon for us by Cooley Godward LLP, Palo Alto, California. James C. Gaither, of counsel to Cooley Godward LLP, is one of our directors. As of the date of this prospectus, certain partners and associates of Cooley Godward LLP beneficially own an aggregate of 235,420 shares of our common stock.

                                    EXPERTS

     The consolidated financial statements and schedule of Siebel Systems, Inc. and subsidiaries as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, included in the Current Report on Form 8-K dated September 28, 2000, have been incorporated by reference herein, and in the registration statement, in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                      12.

We have authorized no one to give any information or to make any representations that are not contained in this prospectus. You should rely only on the information provided in this prospectus or incorporated by reference therein. You must not rely on any unauthorized information.

This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
Risk Factors......................................................     2
Where You Can Find More Information...............................    11
Incorporation by Reference........................................    11
Business..........................................................    12
Use of Proceeds...................................................    12
The Exchangeable Shares...........................................    12
Plan of Distribution..............................................    12
Legal Matters.....................................................    12
Experts...........................................................    12


                             SIEBEL SYSTEMS, INC.

                       9,565,837 SHARES OF COMMON STOCK



                             _______________, 2000

                                      13.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth all expenses, other than underwriting discounts and commissions, payable by Siebel Systems, Inc. (the "Registrant") in connection with the sale of the common stock being registered. All the amounts shown are estimates except for the registration fee and the Nasdaq National Market filing fee.

Registration fee                                      $254,281
Legal fees and expenses..............................   15,000
Accounting fees and expenses.........................    5,000
Nasdaq National Market filing fee....................   17,500
Miscellaneous........................................    8,219

TOTAL................................................ $300,000
                                                       =======

Item 15.  Indemnification of Officers and Directors.

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                                     II-1.

Item 16.  Exhibits

    (a)  Exhibits.

Exhibit                                          Description of the Document
Number
       2.1  Arrangement Agreement, dated as of September 11, 2000 (the "Arrangement Agreement"), among the
            Registrant, Janna Systems, Inc., 2000066 Ontario Inc. and 3045856 Nova Scotia Company (1)

       4.1  Amended and Restated Certificate of Incorporation of the Registrant (2)

       4.2  Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant
            (3)

       5.1  Opinion of Cooley Godward LLP (1)

      23.1  Consent of KPMG LLP (1)

      23.2  Consent of Cooley Godward LLP (included in Exhibit 5.1) (1)

      24.1  Power of Attorney (included in the signature page) (1)

(1)  Filed herewith.
(2) Incorporated by reference to Registrant's Registration Statement on Form S-8 (No. 333-07983), as amended.
(3) Incorporated by reference to the Registrant's Annual Report on Form 10K for the year ended December 31, 1999.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                                     II-2.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     II-3.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, County of San Mateo, State of California on September 29, 2000.

                                   By:   /s/ Thomas M. Siebel
                                         --------------------
                                         Thomas M. Siebel
                                         Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Siebel and Kenneth A. Goldman and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Securities and Exchange Commission Rule 462, which relates to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                 TITLE                                    DATE
---------                 -----                                    ----

/s/ Thomas M. Siebel
----------------------    Chairman and Chief Executive Officer     September 29, 2000
  Thomas M. Siebel        (Principal Executive Officer)

                          Senior Vice President Finance and        September 29, 2000
/s/ Kenneth A. Goldman    Administration and Chief Financial
----------------------    Officer (Principal Financial and
  Kenneth A. Goldman      Accounting Officer)

/s/ Eric E. Schmidt       Director                                 September 29, 2000
----------------------
  Eric E. Schmidt

/s/ James C. Gaither      Director                                 September 29, 2000
----------------------
   James C. Gaither

/s/ George T. Shaheen     Director                                 September 29, 2000
----------------------
   George T. Shaheen

/s/ A. Michael Spence     Director                                 September 29, 2000
----------------------
   A. Michael Spence

                                     II-4.

                                 EXHIBITS INDEX

Exhibit                                Description of the Document
Number
       2.1  Arrangement Agreement (1)
       4.1  Amended and Restated Certificate of Incorporation of the Registrant (2)
       4.2  Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant (3)
       5.1  Opinion of Cooley Godward LLP (1)
      23.1  Consent of KPMG LLP (1)
      23.2  Consent of Cooley Godward LLP. (included in Exhibit 5.1) (1)
      24.1  Power of Attorney (included in the signature page) (1)

(1)  Filed herewith.
(2) Incorporated by reference to Registrant's Registration Statement on Form S-8 (No. 333-07983), as amended.
(3) Incorporated by reference to the Registrant's Annual Report on Form 10K for the year ended December 31, 1999.